                                                                    Exhibit 99.1

Press Release

Magic Lantern Group Engages Auditing Firm of Schwartz Levitsky Feldman LLP

Thursday March 3, 4:05 pm ET

NEW YORK, NY--(MARKET WIRE)--Mar 3, 2005 -- Magic Lantern Group, Inc. (AMEX: GML - News ), a leading international distributor of educational content and third-generation, digital content and e-delivery solutions, announced today that effective March 1, 2005, the Audit Committee of the Company engaged Schwartz Levitsky Feldman LLP (SLF), with offices in Toronto, Montreal and Ottawa, Canada, as the Company's auditors for the fiscal year ended December 31, 2004.

Magic Lantern Group (MLG) President and CEO Bob Goddard stated, "Upon thorough consideration by, the recommendation of and final selection by the Audit Committee, we are pleased to engage the highly-competent and professional team of SLF as our independent auditor. MLG benefits from SLF's expertise in representing numerous emerging-growth, micro-cap companies in the U.S. and abroad. SLF also brings a strong regional focus throughout Canada that will provide ample resources to conduct and complete the year-end audit in an efficient and timely manner. With offices in the U.S. and Alberta, British Columbia and New Brunswick, Canada, MLG is pleased to partner with an auditor who understands our global prospective and has significant experience with U.S. publicly-traded emerging-growth companies."

About Magic Lantern Group, Inc.

Magic Lantern Group, Inc. operates several strategic subsidiaries and divisions, including the global distribution of videos and DVDs from more than 300 world-renowned producers, its core business for nearly 30 years. Key divisions are Sonoptic Technologies, a pioneer in commercial digital video encoding and online digital video utility and leading provider of third-generation digital technology solutions and the recently launched Magic Vision Digital Media, Inc., a provider of digital on-demand/on-line desktop delivery for sports entertainment, health care, human resource, and corporate governance and compliance industries. For more information, visit: http://www.magiclanterngroup.com .

Any statements in this Press Release about future expectations, plans and prospects for the Company constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The company has tried, whenever possible, to identify these forward-looking statements using words such as "anticipates," "believes," "could," "estimates," "expects," "plans," "intends," "potential" and similar expressions. These statements reflect the company's current beliefs and are based upon currently available information. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors, including those risks identified in our Annual Report on Form 10-K, which could cause the company's actual results, performance or achievements to differ material ly from those expressed in or implied by such statements. Revenue projections contained in this release are subject to the successful execution of e-commerce websites. The company undertakes no obligation to update or advise in the event of any change, addition or alteration to the information catered in this press release including such forward-looking statements.

Contact Information:

     For Investor Relations, contact

     Gary Geraci

     National Financial Network

     781-444-6100 ext. 629

     email: garyg@nfnonline.com

     and visit: http://www.nfnonline.com/gml/

     At the Company, contact

     Lorraine Villa

     Executive Assistant to the CEO

     lvilla@magiclantern.ca

1-800-263-1717 ext.2450.